UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2016
Date of Report (Date of earliest event reported)

Ecology and Environment, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive
Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 245 under the Securities Act (17 CFT 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFT 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Ecology and Environment, Inc. (the “Company”) held its Annual Meeting of Shareholders on February 25, 2016.  At the meeting, shareholders:  (a) elected two (2) Class A nominees and five (5) Class B nominees as Directors of the Company, (b) approved an amendment and restatement of the Company’s amended By-Laws, except for the amendment to Article V, Section 2, (c) approved an amendment to the Company’s By-Laws concerning Article V, Section 2, (d) approved an amendment to the Company’s Restated Certificate of Incorporation and (e) through one (1) advisory vote approved the compensation paid to the Company’s Named Executives.  Set forth below are the names of the nominees for election as Director of the Company, and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes and the results for the voting on the proposals (i) amending the Company’s By-Laws except for the amendment to Article V, Section 2, (ii) amending the Company’s By-Laws concerning Article V, Section 2, (iii) amending the Company’s Restated Certificate of Incorporation and (iv) approving the one advisory vote.

Class A Nominee	Votes For	Votes Withheld	Broker Non- Votes
Michael R. Cellino	1,849,882	42,314	-0-
Michael Betrus	1,686,294	205,902	-0-

Class B Nominee	Votes For	Votes Withheld
Frank B. Silvestro	943,458	212,597
Ronald L. Frank	1,156,055	-0-
Gerald A. Strobel	1,156,055	-0-
Gerard A. Gallagher, Jr.	1,156,055	-0-
Michael C. Gross	1,156,055	-0-

Amendment to the Company’s B-Laws (except for Article V, Section 2)	For	Against	Abstain	Broker Non- Votes
Class A Common Stock (@ 1/10 vote per share)	155,394.20	23,267.50	8,932.90	-0-
Class B Common Stock (@ 1 vote per share)	943,458	212,597	-0-	-0-

Amendment to the Company’s By-Laws: Article V, Section 2	For	Against	Abstain	Broker Non- Votes
Class A Common Stock (@ 1/10 vote per share)	173,955.70	4,883.10	8,755.80	-0-
Class B Common Stock (@ 1 vote per share)	943,458	212,597	-0-	-0-

Amendment to the Company’s Restated Certificate of Incorporation	For	Against	Abstain	Broker Non- Votes
Class A Common Stock (@ 1/10 vote per share)	183,191.50	3,291.10	1,112.00	-0-
Class B Common Stock (@ 1 vote per share)	943,458	212,597	-0-	-0-

Advisory Vote Approving Compensation of Named Executives	For	Against	Abstain	Broker Non- Votes
Class A Common Stock (@ 1/10 vote per share)	163,568.20	22,109.80	1,916.60	-0-
Class B Common Stock (@ 1 vote per share)	943,458	212,597	-0-	-0-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOLOGY AND ENVIRONMENT, INC.

	By	/s/ Gerard A. Gallagher III
Gerard A. Gallagher III, President
Dated:February 26, 2016